As filed with the Securities and Exchange Commission on July 25, 2006

Registration No. 333-131716

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 5

to

Form S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

GeoMet, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1311	76-0662382
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

909 Fannin, Suite 3208

Houston, TX 77010

(713) 659-3855

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

J. Darby Seré

Chairman, President and Chief Executive Officer

GeoMet Inc.

909 Fannin, Suite 3208

Houston, TX 77010

(713) 659-3855

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Dallas Parker

William T. Heller IV

Thompson & Knight LLP

333 Clay Street, Suite 3300

Houston, TX 77002

(713) 654-8111

Approximate date of commencement of proposed sale to the public:  As soon as practicable after this Registration Statement is declared effective.

If any securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

The sole purpose of this Amendment No. 5 to the Form S-1 Registration Statement is to amend certain previously filed exhibits and the related Item 16(a) of Part II of the Registration Statement. No change is made to the preliminary prospectus constituting Part I of the Registration Statement or to Items 13, 14, 15, 16(b) or 17 of Part II of the Registration Statement. Accordingly, this Amendment consists only of the facing page, this explanatory note, Item 16(a) of Part II and the Index to Exhibits of the Registration Statement.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16.	Exhibits and Financial Statement Schedules

(a)	Exhibits.

The following exhibits are filed herewith pursuant to the requirements of Item 601 of Regulation S-K:

Exhibit No.	Description
3.1*	Form of Amended and Restated Certificate of Incorporation of GeoMet, Inc.

3.2*	Form of Amended and Restated Bylaws of GeoMet, Inc.

4.1**	Registration Rights Agreement between GeoMet, Inc. and Banc of America Securities LLC, dated as of January 30, 2006.

5.1**	Opinion of Thompson & Knight LLP.

10.1**	Agreement and Plan of Merger between GeoMet Resources Inc. and GeoMet Inc., dated as of March 31, 2005.

10.2**	2005 Stock Option Plan of GeoMet Inc., dated April 15, 2005.

10.3**	Form of Incentive Stock Option Agreement for the 2005 Stock Option Plan of GeoMet, Inc.

10.4**	Federal Income Tax Allocation Agreement among the Members of the GeoMet Resources, Inc. Consolidated Group, dated as of January 1, 2001.

10.5**	Incentive Bonus Pool Plan, dated as of May 29, 2001.

10.6**	Employment Agreement dated as of December 7, 2000 between GeoMet Resources, Inc. and William C. Rankin.

10.7**	Employment Agreement dated as of December 7, 2000 between GeoMet Resources, Inc. and J. Darby Seré.

10.8**	Third Amended and Restated Credit Agreement dated June 9, 2006, among GeoMet, Inc., Bank of America, N.A., as Administrative Agent, and BNP Parisbas, as Syndication Agent.

10.9**	GeoMet, Inc. 2006 Long-Term Incentive Plan.

10.10**	Precedent Agreement dated March 28, 2006 between East Tennessee Natural Gas, LLC and GeoMet, Inc. (portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment in accordance with Rule 406 under the Securities Act).

10.11**	Option Agreement dated June 13, 2006 between Jon M. Gipson and GeoMet, Inc.

21.1*	List of Subsidiaries of GeoMet Inc.

23.1**	Consent of Deloitte & Touche LLP.

23.2**	Consent of DeGolyer and MacNaughton.

23.3**	Consent of Thompson & Knight LLP (included in Exhibit 5.1).

24.1**	Power of Attorney.

*	Filed herewith
**	Previously filed

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 5 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on July 24, 2006.

GEOMET, INC.

By:	/s/ J. DARBY SERÉ
Name:	J. Darby Seré
Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 5 to the Registration Statement has been signed by the following persons in the capacities indicated below on July 24, 2006.

Signature	Capacity

/s/ J. DARBY SERÉ J. Darby Seré	Chairman of the Board President, Chief Executive Officer (Principal Executive Officer)

/s/ WILLIAM C. RANKIN William C. Rankin	Executive Vice President, Chief Financial Officer (Principal Financial Officer)

/s/ FRANK C. TURNER, II Frank C. Turner, II	Controller (Principal Accounting Officer)

* J. Hord Armstrong, III	Director

* James C. Crain	Director

* Stanley L. Graves	Director

* Charles D. Haynes	Director

* W. Howard Keenan, Jr.	Director

* Philip G. Malone	Director

*/s/ WILLIAM C. RANKIN Attorney-in-Fact

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INDEX TO EXHIBITS

Exhibit No.	Description
3.1*	Form of Amended and Restated Certificate of Incorporation of GeoMet, Inc.

3.2*	Form of Amended and Restated Bylaws of GeoMet, Inc.

4.1**	Registration Rights Agreement between GeoMet, Inc. and Banc of America Securities LLC, dated as of January 30, 2006.

5.1**	Opinion of Thompson & Knight LLP.

10.1**	Agreement and Plan of Merger between GeoMet Resources Inc. and GeoMet Inc., dated as of March 31, 2005.

10.2**	2005 Stock Option Plan of GeoMet Inc., dated April 15, 2005.

10.3**	Form of Incentive Stock Option Agreement for the 2005 Stock Option Plan of GeoMet, Inc.

10.4**	Federal Income Tax Allocation Agreement among the Members of the GeoMet Resources, Inc. Consolidated Group, dated as of January 1, 2001.

10.5**	Incentive Bonus Pool Plan, dated as of May 29, 2001.

10.6**	Employment Agreement dated as of December 7, 2000 between GeoMet Resources, Inc. and William C. Rankin.

10.7**	Employment Agreement dated as of December 7, 2000 between GeoMet Resources, Inc. and J. Darby Seré.

10.8**	Third Amended and Restated Credit Agreement dated June 9, 2006, among GeoMet, Inc., Bank of America, N.A., as Administrative Agent, and BNP Parisbas, as Syndication Agent.

10.9**	GeoMet, Inc. 2006 Long-Term Incentive Plan.

10.10**	Precedent Agreement dated March 28, 2006 between East Tennessee Natural Gas, LLC and GeoMet, Inc. (portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment in accordance with Rule 406 under the Securities Act).

10.11**	Option Agreement dated June 13, 2006 between Jon M. Gipson and GeoMet, Inc.

21.1*	List of Subsidiaries of GeoMet Inc.

23.1**	Consent of Deloitte & Touche LLP.

23.2**	Consent of DeGolyer and MacNaughton.

23.3**	Consent of Thompson & Knight LLP (included in Exhibit 5.1).

24.1**	Power of Attorney.

*	Filed herewith
**	Previously filed

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